Exhibit 99.1
Company Contact:
Cristina Murphy
Communications Manager
Vanda Pharmaceuticals Inc.
(240) 599-4500
cristina.murphy@vandapharma.com
Vanda Pharmaceuticals Reports First Quarter 2011 Results
ROCKVILLE, MD. — May 5, 2011 — Vanda Pharmaceuticals Inc. (Vanda) (NASDAQ: VNDA), a biopharmaceutical company focused on the development and commercialization of products for central nervous system disorders, today announced financial and operational results for the first quarter ended March 31, 2011.
“We are very excited about the significant progress we have made to date in 2011” said Mihael H. Polymeropoulos, M.D., President and Chief Executive Officer. “Our first product, Fanapt®, which is marketed in the U.S. for the treatment of schizophrenia has now entered a Phase I study to evaluate the safety and pharmacokinetic profiles of two different long-acting formulations in patients with schizophrenia. In addition, we have expanded the tasimelteon clinical program with a Phase IIb/III Study in Major Depression that will begin in the second half of 2011.”
Key Highlights:
•	Vanda recorded first quarter 2011 revenue of $7.5 million including royalties of $0.9 million. Fanapt® prescriptions, as reported by IMS, reached 25,000 in the first quarter of 2011.

•	Fanapt® long-acting injectable (depot) formulation advanced into clinical studies.

•	European filing for oral Fanapt® is targeted for the second half of 2011.

•	Tasimelteon program expanded to include a Phase IIb/III study in patients with Major Depressive Disorder. Study expected to begin in the second half of 2011.

•	The European Commission (EC) granted orphan drug designation for tasimelteon for Non-24-Hour Sleep/Wake Disorder (N24HSWD.)

•	Top-line efficacy results for tasimelteon for N24HSWD are expected in mid 2012; NDA submission planned for the first half of 2013.

FIRST QUARTER 2011 REPORTED RESULTS
Total revenues for the first quarter of 2011 were $7.5 million, compared to $12.4 million for the same period in 2010. First quarter 2011 revenues included $0.9 million related to Fanapt® royalties received from Novartis as compared to $2.1 million for the first quarter of 2010. The higher first quarter 2010 royalty revenue was the result of initial wholesaler stocking at launch. First quarter 2010 revenues also included one-time product sales to Novartis of $3.7 million. Total operating expenses for the first quarter of 2011 were $7.5 million, compared to $6.3 million for the first quarter of 2010. The primary driver of the higher expenses in the first quarter of 2011 was the ongoing support of the tasimelteon N24HSWD clinical studies.
Net income was $0.1 million for the first quarter of 2011, compared to $0.5 million for the first quarter of 2010. Basic and diluted earnings per share for the first quarter of 2011 were $0.00, compared to $0.02 per share for the first quarter of 2010.
First Quarter 2011 Key Financial Figures1

	Three Months Ended
	March 31	December 31
(in thousands, except per share amounts)	2011	2010	Change ($)	Change (%)
Total revenues	$7,501	$7,752	$(251)	-3%
Research & development expenses	4,267	3,822	445	12%
General & administrative expenses	2,858	2,762	96	3%
Non-cash stock-based compensation[2]	1,604	1,335	269	20%
Net income (loss) before tax provision	142	933	(791)	-85%
Tax provision (benefit)	6	(1,266)	1,272	NA
Net income (loss)	136	2,200	(2,064)	-94%

Diluted net income (loss) per share	$0.00	$0.08	$(0.08)	-100%
Select Cash Flow Data1

	Three Months Ended
	March 31	March 31
(In thousands)	2011	2010
Net cash provided by (used in)
Operating activities	(3,264)	(4,826)
Investing activities	13,225	(32,457)
Financing activities	—	1,933

Net change in cash and cash equivalents	$9,961	$(35,350)

Select Balance Sheet Data1

	March 31	December 31	March 31
(in thousands)	2011	2010	2010
Total cash and marketable securities	$194,555	$198,037	$202,424

(1)	Unaudited

(2)	Non-cash stock-based compensation is allocated to both Research & development and General & administrative expenses.

OPERATIONAL HIGHLIGHTS
First quarter 2011 sales of Fanapt® were reported by Novartis to be $9.0 million. Fanapt® prescriptions, as reported by IMS, reached 25,000 in the first quarter of 2011.
Novartis initiated a clinical study for the once a month injectable depot formulation of Fanapt® in April 2011. This is a Phase I study that will evaluate the safety and pharmacokinetic profiles of two different long-acting formulations of Fanapt® in patients with schizophrenia. A long-acting injectable formulation could offer a potential new option for patients with schizophrenia who might benefit from less frequent dosing compared to an oral medication.
Vanda expects to file for European regulatory approval of oral Fanapt® in the second half of 2011. This continues the effort to expand the availability of Fanapt® to markets outside the U.S. and Canada.
On March 31, 2011, Vanda announced plans to evaluate tasimelteon in Major Depressive Disorder. There is considerable evidence that suggests circadian rhythm disturbances are important in the pathophysiology of mood disorders. Treatment with tasimelteon would represent a novel and differentiated approach to assisting the millions of patients who suffer from the symptoms of major depression. A Phase IIb/III clinical trial will examine safety and efficacy of tasimelteon versus placebo and is expected to begin during the second half of 2011. The study will include an 8-week treatment period and an optional open-label extension.
Enrollment is ongoing in tasimelteon studies VP-VEC-162-3201 (efficacy) and VP-VEC-162-3202 (safety) in the treatment of N24HSWD in totally blind individuals. Top line efficacy results are expected in mid 2012 and an NDA submission is planned for the first half of 2013.
On March 8, 2011, tasimelteon was granted orphan drug designation by the European Commission (EC) for the treatment of N24HSWD in totally blind individuals. Orphan designation for a medicinal product by the EC provides benefits that can take a variety of forms including tax incentives, protocol assistance, eligibility for grants and initiatives supporting research and development related to this orphan indication, reduction of marketing application fees and annual fees for qualifying companies, and potential marketing exclusivity for up to 10 years in the European Union.
REVISED FULL YEAR 2011 FINANCIAL GUIDANCE
•	General and administrative expenses are expected to be between $10.0 and $12.0 million.
•	Research and development expenses are expected to be between $30.0 and $34.0 million.
•	Total U.S. GAAP operating expenses are expected to be between $41.0 and $47.0 million. This includes $1.5 million related to amortization of an intangible asset and $5.0 to $6.0 million of stock-based compensation.

CONFERENCE CALL
Vanda has scheduled a conference call for today, Thursday, May 5, 2011, at 10:00 AM ET. During the call, Mihael H. Polymeropoulos, M.D., President and CEO, and James P. Kelly, Senior Vice President and Chief Financial Officer, will discuss the first quarter 2011 results and other corporate activities. Investors can call 1-866-383-7998 (domestic) and 1-617-597-5329 (international) prior to the 10:00 AM start time and ask for the Vanda Pharmaceuticals conference call hosted by Dr. Polymeropoulos (participant passcode 44118664). A replay of the call will be available beginning Thursday, May 5, 2011 at 1:00 PM ET and will be accessible until Thursday, May 12, 2011, at 5:00 PM ET. The replay call-in number is 1-888-286-8010 for domestic callers and 1-617-801-6888 for international callers. The access number is 73214212.
The conference call will be broadcast simultaneously on Vanda’s website, http://www.vandapharma.com. Investors should click on the Investor Relations tab and are advised to go to the website at least 15 minutes early to register, download, and install any necessary software or presentations. The call will also be archived on Vanda’s website for a period of 30 days, through June 3, 2011.
ABOUT VANDA PHARMACEUTICALS INC.:
Vanda Pharmaceuticals Inc. is a biopharmaceutical company focused on the development and commercialization of products for central nervous system disorders. For more on Vanda, please visit http://www.vandapharma.com.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Various statements in this release are “forward-looking statements” under the securities laws. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” and “could,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Important factors that could cause actual results to differ materially from those reflected in the company’s forward-looking statements include, among others: the extent and effectiveness of the development, sales and marketing and distribution support Fanapt® receives; Vanda’s ability to successfully commercialize Fanapt® outside of the U.S. and Canada; delays in the completion of Vanda’s clinical trials; a failure of Vanda’s products, product candidates or partnered products to be demonstrably safe and effective; Vanda’s failure to obtain regulatory approval for its products, product candidates or partnered products or to comply with ongoing regulatory requirements; a lack of acceptance of Vanda’s products, product candidates or partnered products in the marketplace, or a failure to become or remain profitable; Vanda’s expectations regarding trends with respect to its costs and expenses; Vanda’s inability to obtain the capital necessary to fund additional research and development activities; Vanda’s failure to identify or obtain rights to new products or product candidates; Vanda’s failure to develop or obtain sales, marketing and distribution resources and expertise or to otherwise manage its growth; limitations on Vanda’s ability to utilize some or all of its prior net operating losses and research and development credits; a loss of any of Vanda’s key scientists or management personnel; losses incurred from product liability claims made against Vanda; a loss of rights to develop and commercialize Vanda’s products or product candidates under its license and sublicense agreements and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vanda’s annual report on Form 10-K for the fiscal year ended December 31, 2010 which is on file with the SEC and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Vanda’s annual report on Form 10-K and quarterly reports on Form 10-Q, other unknown or unpredictable factors also could affect Vanda’s results. There can be no assurance that the actual results or developments anticipated by Vanda will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Vanda. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.
All written and verbal forward-looking statements attributable to Vanda or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Vanda cautions investors not to rely too heavily on the forward-looking statements Vanda makes or that are made on its behalf. The information in this release is provided only as of the date of this release, and Vanda undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
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VANDA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended
	March 31,	March 31,
(In thousands, except for per share amounts)	2011	2010
Revenues:
Licensing agreement	$6,606	$6,606
Royalty revenue	895	2,067
Product sales	—	3,748
Total revenues	7,501	12,421

Operating expenses:
Cost of sales — product	—	1,375
Research and development	4,267	2,041
General and administrative	2,858	2,489
Intangible asset amortization	369	369

Total operating expenses	7,494	6,274

Income from operations	7	6,147
Other income:
Interest income	135	47

Total other income	135	47

Income before income tax provision	142	6,194

Tax provision	6	5,665

Net income	$136	$529

Net income per share:
Basic and diluted	$0.00	$0.02

Shares used in calculation of net income per share:
Basic	28,101,418	27,704,418

Diluted	28,936,835	28,318,754

VANDA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	March 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$52,520	$42,559
Marketable securities	142,035	155,478
Accounts receivable	895	511
Prepaid expenses, deposits and other current assets	1,619	1,843
Deferred tax, current	182	182

Total current assets	197,251	200,573

Property and equipment, net	860	937
Intangible asset, net	9,153	9,522
Deferred tax, non-current	1,639	1,639
Restricted cash	430	430

Total assets	$209,333	$213,101

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$834	$648
Accrued liabilities	2,141	1,324
Accrued income taxes	2,272	2,266
Deferred revenue, current	26,789	26,789

Total current liabilities	32,036	31,027

Long-term liabilities:
Deferred rent	482	490
Deferred revenue, non-current	137,247	143,853

Total liabilities	169,765	175,370

Stockholders’ equity:
Common stock	28	28
Additional paid-in capital	292,946	291,342
Accumulated other comprehensive income	99	2
Accumulated deficit	(253,505)	(253,641)

Total stockholders’ equity	39,568	37,731

Total liabilities and stockholders’ equity	$209,333	$213,101

SOURCE Vanda Pharmaceuticals Inc.
CONTACT: Cristina Murphy, Communications Manager, of Vanda Pharmaceuticals Inc., +1-240-599-4500
Web site: http://www.vandapharma.com
(VNDA)
CO: Vanda Pharmaceuticals Inc.